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                                   EXHIBIT 11

                               EARNINGS PER SHARE

                        CORN PRODUCTS INTERNATIONAL, INC.
                            COMPUTATION OF NET INCOME
                           PER SHARE OF CAPITAL STOCK


         (in millions except per share amounts)              THREE MONTHS ENDED
                                                               MARCH 31, 2001
                                                             -------------------
         Average shares outstanding - Basic                        35.3

         Effect of dilutive securities:
             Stock options                                          0.2
                                                             -------------------
         Average shares outstanding - Assuming dilution            35.5
                                                             ===================

         Net income                                               $12.7

         Earnings per share
             Basic                                                $ 0.36
             Dilutive                                             $ 0.36